UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2005

MasterCard Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-50250	13-4172551
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2000 Purchase Street
Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

(914) 249-2000
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 17, 2005, the Global Board of Directors of MasterCard Incorporated elected Siddharth N. Mehta to become a director of the Global Board, representing the U.S. region. Mr. Mehta fills a vacancy on the Global Board that arose in connection with the resignation of another director in July 2004. Mr. Mehta is currently Vice Chairman of HSBC Finance Corporation and is expected to become Chief Executive Officer of HSBC North America Holdings Inc. in April 2005. Mr. Mehta oversees HSBC’s global credit card services, its North American consumer lending and mortgage services businesses and HSBC’s first mortgage operation. He is also responsible for corporate marketing, strategic planning and corporate development for HSBC North America Holdings Inc. Mr. Mehta has served on MasterCard’s U.S. region board since March 2000. The committees of the Global Board on which Mr. Mehta will serve, if any, cannot be determined at this time.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCARD INCORPORATED

Date: March 21, 2005	By	/s/ Noah J. Hanft

Noah J. Hanft General Counsel and Secretary